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                                                                    Exhibit 5(a)

                                 LEHMAN BROTHERS


BARRETT S. DIPAOLO
SENIOR VICE PRESIDENT
ASSOCIATE GENERAL COUNSEL
OFFICE OF THE GENERAL COUNSEL



                                             September 11, 2003


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Ladies and Gentlemen:

     I am a Senior Vice President and Associate General Counsel of Lehman Brothers Inc., a Delaware corporation ("LBI") and have acted as counsel to LBI and to Lehman Brothers Holdings Inc., a Delaware corporation ("Holdings", and together with LBI, the "Corporations"). A Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), was filed jointly by the Companies with the Securities and Exchange Commission (the "SEC") on the date hereof. The Registration Statement (a) relates to the registration of full and unconditional guarantees (the "Guarantees") by Holdings of $1,684,438,000 of issued and outstanding debt securities of LBI and up to $1,795,000,000 of debt securities of LBI that may be offered and sold hereafter from time to time in one or more series, which debt securities consist of senior debt securities (the "Senior Debt Securities") and senior subordinated debt securities (the "Senior Subordinated Debt Securities"; together with the Senior Debt Securities, "Debt Securities") of LBI, and (b) constitutes a post-effective amendment of six previous Registration Statements on Form S-3 filed with the SEC by LBI covering the Debt Securities. The Debt Securities and the Guarantees thereon are hereinafter referred to as the "Securities".

     The Guarantees will be issued under (a) the Indenture dated as of October 23, 1995, between LBI and The Bank of New York, as Trustee (the "Senior Debt Trustee"), as amended and supplemented by a First Supplemental Indenture to be executed among LBI, Holdings and the Senior Trustee (together, the "Senior Indenture"); (b) the Indenture dated as of March 1, 1996, between LBI and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as Trustee (the "Bank One Trustee"), as amended and supplemented (i) by the First Supplemental Indenture, dated as of April 19, 1996, between LBI and the Bank One Trustee and (ii) a Second Supplemental Indenture to be executed among LBI, Holdings and the Bank One Trustee (collectively, the "1996 Senior Subordinated Indenture"); (c) the Subordinated Indenture between LBI and U.S. Bank National Association (as successor in interest to Continental Bank, National Association), as Trustee (the "U.S. Bank Trustee"), as amended and supplemented (i) by the First Supplemental Indenture, dated as of June 21, 1989, between LBI and the U.S. Bank Trustee, (ii) the Second Supplemental Indenture, dated as of October 3, 1990, between LBI and the U.S. Bank Trustee, (iii) the Third Supplemental Indenture, dated as of December 2, 1992, between LBI and the U.S. Bank Trustee, (iv) the Fourth Supplemental Indenture, dated as of December 30, 1992, between LBI and the U.S. Bank Trustee, (v) the Fifth Supplemental Indenture, dated as of January 14, 1993, between LBI and the U.S. Bank Trustee, (vi) the Sixth Supplemental Indenture,


                              LEHMAN BROTHERS INC.
                   399 PARK AVENUE  NEW YORK, NEW YORK  10022
               212 526 0577  FAX 646 758 2654  BDIPAOLO@LEHMAN.COM

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Securities and Exchange Commission
September 11, 2003
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dated as of May 17, 1993, between LBI and the U.S. Bank Trustee, (vii) the
Seventh Supplemental Indenture, dated as of November 17, 1993, between LBI and the U.S. Bank Trustee, (viii) the Eighth Supplemental Indenture, dated as of December 23, 1993, between LBI and the U.S. Bank Trustee, (ix) the Ninth Supplemental Indenture between LBI and the U.S. Bank Trustee and (x) a Tenth Supplemental Indenture to be executed among LBI, Holdings and the U.S. Bank Trustee (collectively, the "1989 Senior Subordinated Indenture"); and (d) the Indenture dated as of October 1, 1984, between LBI and HSBC USA Bank (as successor in interest to Marine Midland Bank, N.A.) as Trustee (the "HSBC Trustee"), as amended and supplemented by a First Supplemental Indenture to be executed among LBI, Holdings and the HSBC Trustee (together, the "1984 Senior Subordinated Indenture") (the 1996 Senior Subordinated Indenture, the 1989 Senior Subordinated Indenture and the 1984 Senior Subordinated Indenture, collectively, the "Senior Subordinated Indentures", and the Bank One Trustee, the U.S. Bank Trustee and the HSBC Trustee, collectively, the "Senior Subordinated Debt Trustees").

     In connection with the foregoing, I have examined or have had members of my staff examine, and have relied on, originals or copies, certified or otherwise identified to my satisfaction, of the documents referred to above (or in the case of the Supplemental Indentures to be executed after the date hereof, forms of such documents) and such other corporate records and documents as I have deemed necessary or relevant as the basis for my opinions hereinafter expressed, including, without limitation, the resolutions adopted by the respective Executive Committees of the Boards of Directors of each of the Corporations authorizing the issuance of the Securities (the "Resolutions"). In such examination, I have assumed the genuineness of all signatures, the legal capacity of all persons executing such documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the truth and correctness of any representations and warranties contained therein.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

          1. The Guarantees of the Senior Debt Securities have been duly authorized; and when the Registration Statement has become effective under the Act (and, in the case of Guarantees of Senior Debt Securities that are to be issued and sold hereafter, when the terms of such Senior Debt Securities have been established in conformity with the Resolutions of the Executive Committee of the Board of Directors of LBI and the Senior Indenture, such Senior Debt Securities have been duly executed by LBI, authenticated by the Senior Debt Trustee in accordance with the terms of the Senior Indenture and issued and delivered against payment therefor), the Guarantees of the Senior Debt Securities will be legally issued and will constitute valid and binding obligations of Holdings entitled to the benefits of the Senior Indenture and enforceable against Holdings in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          2. The Guarantees of the Senior Subordinated Debt Securities have been duly authorized; and when the Registration Statement has become effective under the Act (and, in the case of Guarantees of Senior Subordinated Debt Securities that are to be issued and sold

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Securities and Exchange Commission
September 11, 2003
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     hereafter, when the terms of such Senior Subordinated Debt Securities have been established in conformity with the Resolutions of the Executive Committee of the Board of Directors of LBI and the applicable Senior Subordinated Indenture, such Senior Subordinated Debt Securities have been duly executed by LBI, authenticated by the applicable Senior Subordinated Debt Trustee in accordance with the terms of the applicable Senior Subordinated Indenture and issued and delivered against payment therefor), the Guarantees of the Senior Subordinated Debt Securities will be legally issued and will constitute valid and binding obligations of Holdings entitled to the benefits of the applicable Senior Subordinated Indenture and enforceable against Holdings in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     With respect to any Securities that are denominated or settled in any currency other than U.S. dollars, I note that (i) a court of the State of New York would be required to render a judgment or decree for money in an action on such a Security in such foreign currency, and such judgment or decree would be converted into the currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree, and (ii) a United States federal court in New York may render a judgment or decree for money in an action on such a Security in U.S. dollars; provided that in either case I express no opinion as to the rate of exchange such court will actually apply.

     I am a member of the bar of the State of New York, and I express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America.

     I hereby consent to the filing of this opinion (and this consent) as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Registration Statement, without admitting that I am an "expert" under the Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                                Very truly yours,

                                                /s/ Barrett S. DiPaolo
                                                Barrett S. DiPaolo
                                                Senior Vice President
                                                Associate General Counsel